                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 1995, with respect to the financial statements of Slash Corporation included in the Registration Statement Form S-1 and related Prospectus of GT Interactive Software Corporation for the registration of shares of its Common Stock.


                                          EIDE HELMEKE PLLP


December 5, 1996

Minneapolis, Minnesota